EXHIBIT 1.2

                   Articles of Association of the Registrant,

                            as amended July 30, 2003.

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                       A PUBLIC COMPANY LIMITED BY SHARES

                              AMENDED AND RESTATED

                             ARTICLES OF ASSOCIATION

                                       OF

                                ECI TELECOM LTD.

                          (AS AMENDED TO JULY 30, 2003)

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                                TABLE OF CONTENTS

A.   PRELIMINARY.............................................................2
B.   SHARE CAPITAL...........................................................3
C.   SHARES .................................................................5

D.   TRANSFER OF SHARES......................................................8
E.   TRANSMISSION OF SHARES..................................................8
F.   GENERAL MEETINGS........................................................8
G.   PROCEEDINGS AT GENERAL MEETINGS.........................................9
H.   PROXIES ...............................................................11

I.   BOARD OF DIRECTORS.....................................................12
J.   PROCEEDINGS OF THE BOARD...............................................16
K.   GENERAL MANAGER........................................................17
L.   MINUTES ...............................................................17

M.   DIVIDENDS..............................................................18
N.   ACCOUNTS 19
O.   ADDITIONAL REGISTERS...................................................20
P.   RIGHTS OF SIGNATURE AND STAMP..........................................20
Q.   NOTICES ...............................................................20

R.   INSURANCE AND INDEMNITY................................................21
S.   WINDING UP.............................................................23
T.   AMENDMENT..............................................................23

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                       A PUBLIC COMPANY LIMITED BY SHARES

                              AMENDED AND RESTATED

                             ARTICLES OF ASSOCIATION

                                       OF

                                ECI TELECOM LTD.

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                                   PRELIMINARY

1. Object and Purpose of the Company

      The object of the Company is to engage, directly or indirectly, in any lawful undertaking or business whatsoever, including without limitation, as set forth in the Company's Memorandum of Association.

2.    Interpretation

      (a) In these Articles, unless the context otherwise requires, the following words and expressions have the following meanings:

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             "THESE                       ARTICLES" these Articles of Association of the Company, as amended from time to time;

             "AUDIT                       COMMITTEE" the audit committee ("va'adat bikoret" in Hebrew) of the Board of Directors as required by the Companies Law;

             "AUDITORS"                   the auditors of the Company, from time to time;

             "THE BOARD"                  the Directors or a quorum of such Directors assembled as a meeting of Directors duly convened;

             "COMPANIES LAW"              the Companies Law, 5759-1999, (including any regulation promulgated thereunder);

             "THE COMPANY"                ECI Telecom Ltd.;

             "DIRECTOR"                   a director of the Company, from time to time;

             "MONTH"                      Gregorian month;

             "OFFICE"                     the registered office for the time being of the Company;

             "OFFICE HOLDER"              every Director and every other person defined in the Companies Law as a "Nosei Misra";

             "ORDINARY RESOLUTION"        a resolution approved at a General Meeting of the Company by shareholders present holding greater than 50% of the total voting power attached to the shares whose holders were present at such General Meeting and voted thereon.

             "PRESENT"                    OR A person shall be deemed "present" at a meeting for the purpose of a quorum
             "PRESENCE"                   or any other purpose if he (or in the case of a company or other corporate body, its representative as appointed in accordance with Article 31(b)) (i)
                                          participates in the meeting by being physically present or by means of a communication device as described in Article 25 (ii) votes by proxy or (in accordance with the
                                          Companies Law) by ballot or (iii) is deemed in any other way by the Companies Law to be present at the meeting;

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             "REGISTER"                   the register of shareholders, including any such register allowed under Article 66;

             "SECRETARY"                  subject to the provisions of the Companies Law includes joint Secretaries, a temporary or an assistant Secretary or any other person appointed by the Board to perform any of the duties of the Secretary;

             "SHAREHOLDER"                any person whose name is entered in the Register as a holder of a share in the Company;

             "SPECIAL RESOLUTION"         a resolution approved at a General Meeting of the Company by shareholders present holding at least 75% of the total voting power attached to the shares whose holders were present at such General Meeting and voted thereon.

             "WRITING"                    includes printing, typewriting, lithography, photography and any other mode or modes of presenting or reproducing words in a visible form;

             "YEAR"                       Gregorian year.
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       (b) Words and expressions importing:

            (i) the singular number shall include the plural number and vice versa;

            (ii) the masculine gender shall include the feminine gender and vice versa.

      (c) References to an Article by number are to the identified Article of these Articles.

      (d) Any word or expression defined in the Companies Law shall, if not otherwise defined herein, bear the same meaning in these Articles as in the Companies Law.

      (e) The headings in these Articles are inserted for convenience only and shall not be deemed a part hereof nor affect the construction of any provision hereof.

      (f) References in these Articles to any statute or regulation shall also be deemed to include a reference to any re-enactment thereof or amendment thereto, as in force from time to time.

      (g) References in these Articles to a "PERSON" shall be construed broadly and shall include an individual, firm, company, corporation, governmental entity (including any department or agency thereof), association or partnership (whether or not having separate legal entity).

                                  SHARE CAPITAL

3.     Share Capital

       The share capital of the Company is 24,000,000 New Israeli Shekels, divided into 200,000,000 Ordinary Shares of a nominal value of twelve agorot (NIS 0.12) each, all ranking pari-passu.

4.     Increase of Share Capital

      (a) The Company may, from time to time, by Special Resolution, whether or not all the shares then authorized have been issued, and whether or not all the shares theretofore issued have been called up for payment, increase its share capital by the creation of new shares. Any such increase shall be in such amount and shall be divided into shares of such nominal amounts, and such shares shall confer such rights and preferences, and shall be subject to such restrictions, as such Special Resolution shall provide.

      (b) Except to the extent otherwise provided in such Special Resolution, such new shares shall be subject to all the provisions applicable to the shares of the original capital.

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5.     Special Rights; Modification of Rights

      (a) Without prejudice to any special rights previously conferred upon the holders of existing shares in the Company, the Company may, from time to time, by Special Resolution, provide for shares with such preferred or deferred rights or rights of redemption or other special rights and/or such restrictions, whether in regard to dividends, voting, repayment of share capital or otherwise, as may be stipulated in such Special Resolution.

      (b) (i) If at any time the share capital is divided into different classes of shares, the rights attached to any class, unless otherwise provided by these Articles, may be modified or abrogated by the Company, by Special Resolution, subject to the sanction of a Special Resolution of the holders of the shares of such class at a separate General Meeting of the holders of the shares of such class.

            (ii) The provisions of these Articles relating to General Meetings shall, mutatis mutandis, apply to any separate General Meeting of the holders of the shares of a particular class.

            (iii) Unless otherwise provided by these Articles, the enlargement of an existing class of shares, or the issuance of additional shares thereof, shall not be deemed, for purposes of this
                  Article 5(b), to modify or abrogate the rights attached to the previously issued shares of such class or of any other class.

6.     Consolidation, Subdivision, Cancellation and Reduction of Share Capital

      (a) The Company, may, from time to time, by Special Resolution (subject, however, to the provisions of Article 5(b) hereof and to applicable law):

            (i) consolidate and divide all or any of its issued or unissued share capital into shares of larger nominal value than its existing shares,

            (ii) subdivide its shares (issued or unissued) or any of them, into shares of smaller nominal value than is fixed by the Articles of Association,

            (iii) cancel any shares which, at the date of the adoption of such
                  Special Resolution, have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so canceled, or

            (iv) reduce its share capital in any manner, and with and subject to any incident authorized, and consent required, by law.

      (b) With respect to any consolidation of issued shares into shares of larger nominal value, and with respect to any other action which may result in fractional shares, the Board may settle any difficulty which may arise with regard thereto, as it deems fit, including, inter alia, resort to one or more of the following actions:

            (i) determine, as to the holder of shares so consolidated, which issued shares shall be consolidated into each share of larger nominal value;

            (ii) allot, in contemplation of or subsequent to such consolidation or other action, such shares or fractional shares sufficient to preclude or remove fractional share holdings;

            (iii) redeem, in the case of redeemable preference shares, and subject to applicable law, such shares or fractional shares sufficient to preclude or remove fractional share holdings;

            (iv) cause the transfer of fractional shares by certain shareholders of the Company to other shareholders thereof so as to most expediently preclude or remove any fractional shareholdings, and cause the transferees to pay the transferors the fair value of fractional shares so transferred, and the Board is hereby authorized to act as agent for the transferors and transferees with power of substitution for purposes of implementing the provisions of this sub-Article 6(b)(iv).

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                                     SHARES

7.     Issuance of Share Certificates; Replacement of Lost Certificates

      (a) Share certificates shall be issued under the seal or the rubber stamp of the Company and shall bear the signatures of two Directors (or if there be only one Director, the signature of such Director), or of any other person or persons authorized thereto by the Board.

      (b) Each shareholder shall be entitled to one numbered certificate for all the shares of any class registered in his name, and if reasonably requested by such shareholder, to several certificates, each for one or more of such shares.

      (c) A share certificate registered in the names of two or more persons shall be delivered to the person first named on the Register in respect of such co-ownership.

      (d) If a share certificate is defaced, lost or destroyed, it may be replaced, upon payment of such fee, and upon the furnishing of such evidence of ownership and such indemnity, as the Board may think fit.

      (e)   The Company may issue bearer shares.

8.     Registered Holder

       Except as otherwise provided in these Articles, the Company shall be entitled to treat the registered holder of any share as the absolute owner thereof, and, accordingly, shall not, except as ordered by a court of competent jurisdiction, or as required by statute, be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person.

9.     Allotment of Shares

       The unissued shares from time to time shall be under the control of the Board, which shall have the power to allot shares or otherwise dispose of them to such persons, on such terms and conditions (including inter alia terms relating to calls as set forth in Article 11(f) hereof), and either at par or at a premium, or, subject to the provisions of the Companies Ordinance, at a discount, and at such times, as the Board may think fit, and the power to give to any person the option to acquire from the Company any shares, either at par or at a premium, or, subject as aforesaid, at a discount, during such time and for such consideration as the Board may think fit.

10.    Payment in Installments

       If by the terms of allotment of any share, the whole or any part of the price thereof shall be payable in installments, every such installment shall, when due, be paid to the Company by the then registered holder(s) of the share or the person(s) entitled thereto.

11.    Calls on Shares

      (a) The Board may, from time to time, make such calls as it may think fit upon shareholders in respect of any sum unpaid in respect of shares held by such shareholders which is not, by the terms of allotment thereof or otherwise, payable at a fixed time, and each shareholder shall pay the amount of every call so made upon him (and of each installment thereof if the same is payable in installments), to the person(s) and at the time(s) and place(s) designated by the Board, as any such time(s) may be thereafter extended and/or such person(s) or place(s) changed. Unless otherwise stipulated in the resolution of the Board (and in the notice hereafter referred to), each payment in response to a call shall be deemed to constitute a pro rata payment on account of all the shares in respect of which such call was made.


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      (b)   Notice of any call shall be given in writing to the shareholder(s)
            in question not less than 14 days prior to the time of payment, specifying the time and place of payment, and designating the person to whom such payment shall be made, provided, however, that before the time for any such payment, the Board may, by notice in writing to such shareholder(s), revoke such call in whole or in part, extend such time, or alter such person and/or place. In the event of a call payable in installments, only one notice thereof need be given.

      (c) If, by the terms of allotment of any share or otherwise, any amount is made payable at any fixed time, every such amount shall be payable at such time as if it were a call duly made by the Board and of which due notice had been given, and all the provisions herein contained with respect to such calls shall apply to each such amount.

      (d) The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof and all interest payable thereon.

      (e) any amount unpaid in respect of a call shall bear interest from the date on which it is payable until actual payment thereof, at such rate (not exceeding the then prevailing debitory rate charged by leading commercial banks in Israel), and at such time(s) as the Board may prescribe.

      (f) Upon the allotment of shares, the Board may provide for differences among the allottees of such shares as to the amount of calls and/or the times of payment thereof.

12.    Prepayment

       With the approval of the Board, any shareholder may pay to the Company any amount not yet payable in respect of his shares, and the Board may approve the payment of interest on any such amount until the same would be payable if it had not been paid in advance, at such rate and time(s) as may be approved by the Board. The Board may at any time cause the Company to repay all or any part of the money so advanced, without premium or penalty. Nothing in this Article 12 shall derogate from the right of the Board to make any call before or after receipt by the Company of any such advance.

13.    Forfeiture and Surrender

      (a) If any shareholder fails to pay any amount payable in respect of a call, or interest thereon as provided for herein, on or before the day fixed for payment of the same, the Company, by resolution of the Board, may at any time thereafter, so long as the said amount or interest remains unpaid, forfeit all or any of the shares in respect of which said call had been made. Any expense incurred by the Company in attempting to collect any such amount or interest, including, inter alia, attorneys' fees and costs of suit, shall be added to, and shall, for all purposes (including the accrual of interest thereon), constitute a part of, the amount payable to the Company in respect of such call.

      (b) Upon the adoption of a resolution of forfeiture, the Board shall cause notice thereof to be given to such shareholder, which notice shall state that, in the event of the failure to pay the entire amount so payable within a period stipulated in the notice (which period shall be not less than 14 days and which may be extended by the Board), such shares shall be ipso facto forfeited, provided, however, that, prior to the expiration of such period, the Board may nullify such resolution of forfeiture, but no such nullification shall estop the Board from adopting a further resolution of forfeiture in respect of the non-payment of the same amount.

      (c) Whenever shares are forfeited as herein provided, all dividends theretofore declared in respect thereof and not actually paid shall be deemed to have been forfeited at the same time.

      (d) The Company, by resolution of the Board, may accept the voluntary surrender of any share.

      (e) Subject to the provisions of the Companies Law, any share forfeited or surrendered as provided herein shall become the property of the Company, and the same, subject to the provisions of these Articles, may be sold, re-allotted or otherwise disposed of as the Board thinks fit.


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      (f)   Any shareholder whose shares have been forfeited or surrendered shall cease to be a shareholder in respect of the forfeited or surrendered shares, but shall, notwithstanding, be liable to pay, and shall forthwith pay, to the Company, all calls, interest and expenses owing upon or in respect of such shares at the time of forfeiture or surrender, together with interest thereon from the time of forfeiture or surrender until actual payment, at the rate prescribed in Article 11(e) above, and the Board, in its discretion, may enforce the payment of such moneys, or any part thereof, but shall not be under any obligation to do so. In the event of such forfeiture or surrender, the Company, by resolution of the Board, may accelerate the date(s) of payment of any or all amounts then owing to the Company by the shareholder in question (but not yet due) in respect of all shares owned by such shareholder, solely or jointly with another.

      (g) The Board may at any time, before any share so forfeited or surrendered shall have been sold, re-allotted or otherwise disposed of, nullify the forfeiture or surrender on such conditions as it thinks fit, but no such nullification shall estop the Board from re-exercising its powers of forfeiture pursuant to this Article 13.

14.    Lien

      (a) Except to the extent the same may be waived or subordinated in writing, the Company shall have a first and paramount lien upon all the shares registered in the name of each shareholder (without regard to any equitable or other claim or interest in such shares on the part of any other person), and upon the proceeds of the sale thereof, for his debts, liabilities and engagements to the Company arising from any amount payable by such shareholder in respect of any unpaid or partly paid share, whether or not such debt, liability or engagement has matured. Such lien shall extend to all dividends from time to time declared in respect of such shares. Unless otherwise provided, the registration by the Company of a transfer of shares shall be deemed to be a waiver on the part of the Company of the lien (if any) existing on such shares immediately prior to such transfer.

      (b) The Board may cause the Company to sell any shares subject to such lien when any such debt, liability or engagement has matured, in such manner as the Board may think fit, but no such sale shall be made unless such debt, liability or engagement has not been satisfied within 14 days after written notice of the intention to sell shall have been served on such shareholder, his executors or administrators.

      (c) The net proceeds of any such sale, after payment of the costs thereof, shall be applied in or toward satisfaction of the debts, liabilities or engagements of such shareholder (whether or not the same have matured) or any specific part of the same (as the Company may determine), and the residue (if any) shall be paid to the shareholder, his executors, administrators or assigns.

15.   Sale After Forfeiture or Surrender or in Enforcement of Lien

      Upon any sale of shares after forfeiture or surrender or for enforcing a lien, the Board may appoint some person to execute an instrument of transfer of the shares so sold and cause the purchaser's name to be entered in the Register in respect of such shares, and the purchaser shall not be bound to see to the regularity of the proceedings, or to the application of the purchase money, and after his name has been entered in the Register in respect of such shares, the validity of the sale shall not be impeached by any person, and the remedy of any person aggrieved by the sale shall be in damages only and against the Company exclusively.

16.   Redeemable Shares

      The Company may, subject to the provisions of the Companies Law and to terms and conditions which may be determined by the Board, issue redeemable shares and redeem the same.


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                               TRANSFER OF SHARES

17.   Registration of Transfer

      No transfer of shares shall be registered unless a proper writing or instrument of transfer (in any customary form or any other form satisfactory to the Board) has been submitted to the Company (or its transfer agent), together with any share certificate(s) and such other evidence of title as the Board may reasonably require. Until the transferee has been registered in the Register in respect of the shares so transferred, the Company may continue to regard the transferor as the owner thereof.

18.   Record Date for Notices of General Meetings

      Any other provision of these Articles to the contrary notwithstanding, the Board may fix a date, not exceeding 90 days prior to the date of any General Meeting, as the date as of which shareholders entitled to notice of and to vote at such meeting shall be determined, and all persons who were holders of record of voting shares on such date and no others shall be entitled to notice of and to vote at such meeting.

                             TRANSMISSION OF SHARES

19.    Decedents' Shares

      (a) In case of a share registered in the names of two or more holders, the Company may recognize the survivor(s) as the sole owner(s) thereof unless and until the provisions of Article 19(b) have been effectively invoked.

      (b) Any person becoming entitled to a share in consequence of the death of any person, upon producing evidence of the grant of probate or letters of administration or declaration of succession (or such other evidence as the Board may reasonably deem sufficient that he sustains the character in respect of which he proposes to act under this Article or of his title), shall be registered as a shareholder in respect of such share, or may, subject to the regulations as to transfer herein contained, transfer such share.

20.    Receivers and Liquidators

      (a) The Company may recognize the receiver or liquidator of any corporate shareholder in winding-up or dissolution, or the receiver or trustee in bankruptcy of any shareholder, as being entitled to the shares registered in the name of such shareholder.

      (b) The receiver or liquidator of a corporate shareholder in winding-up or dissolution, or the receiver or trustee in bankruptcy of any shareholder, upon producing such evidence as the Board may deem sufficient that he sustains the character in respect of which he proposes to act under this Article or of his title, shall, with the consent of the Board (which the Board may grant or refuse in its absolute discretion), be registered as a shareholder in respect of such shares, or may, subject to the regulations as to transfer herein contained, transfer such shares.

                                GENERAL MEETINGS

21.    Annual General Meeting

       An Annual General Meeting shall be held once in every calendar year at such time (within a period of not more than 15 months after the last preceding Annual General Meeting) and at such place either within or without the State of Israel as may be determined by the Board.

22.    Extraordinary General Meetings

       All General Meetings other than Annual General Meetings shall be called "Extraordinary General Meetings". The Board may, whenever it thinks fit, and it shall, within 21 days after receiving a requisition in writing by shareholders or directors, as provided in the Companies Law, convene an Extraordinary General Meeting, at such time and place, within or without the State of Israel, as may be determined by the Board. Any such requisition must state the objectives for which the meeting is to be called, be signed by the requisitioners, and deposited at the Office.


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23.   Notice of General Meetings

      (a) At least 21 days' notice of a General Meeting shall be given in the manner provided in these Articles to such shareholders as under the provisions of these Articles are entitled to receive notices from the Company.

      (b) The accidental omission to give notice of a meeting to any shareholder, or the non-receipt of notice given to such shareholder, shall not invalidate the proceedings at such meeting.

      (c) Except as otherwise provided herein, the Company shall not be required to give notice under Section 69(b) of the Companies Law.

                         PROCEEDINGS AT GENERAL MEETINGS

24.   Quorum

      (a) Two or more shareholders (not in default in payment of any sum referred to in Article 31(a) hereof), present and holding shares conferring in the aggregate at least 25% of the voting power of the Company (subject to rules and regulations, if any, applicable to the Company), shall constitute a quorum at General Meetings. No business shall be transacted at a General Meeting, or at any adjournment thereof, unless the requisite quorum is present when the meeting proceeds to business.

      (b) If within half an hour from the time appointed for the holding of a meeting a quorum is not present, the meeting, if convened upon requisition under Sections 63(b)(1) or (2), 64 or 65 of the Companies Law, shall be dissolved, but in any other case it shall stand adjourned to the same day in the next week at the same time and place (unless such day shall fall on a public holiday either in Israel or the United States of America, in which case the meeting will be adjourned to the first day, not being a Friday, Saturday or Sunday, which follows such public holiday). If at such adjourned meeting a quorum is not present within half an hour from the time appointed for holding the meeting, the shareholders present shall be a quorum save that if the General Meeting was convened upon requisition of the shareholders or Directors, as provided by the Companies Law, a quorum at such adjourned meeting shall be not less than two shareholders present and holding, at least, the minimum percentage of the issued share capital, or voting rights of the issued share capital, of the Company that would entitle, under the Companies Law, such shareholders to requisition an Extraordinary General Meeting (all of the foregoing sentence subject to rules and regulations, if any, applicable to the Company).

      (c) The Board may determine, in its discretion, the matters that may be voted upon at the meeting by proxy in addition to the matters listed in Section 87(a) of the Companies Law.

25.   Participation in Meetings

      Subject to the Companies Law, all General Meetings shall be held at such time and place as the Board may determine. The Board may, in its absolute discretion, resolve to enable persons entitled to attend a General Meeting to do so by simultaneous attendance and participation at the principal meeting place and a satellite meeting place or places anywhere in the world and the shareholders present at satellite meeting places shall be counted in the quorum for and entitled to vote at the General Meeting in question, and that meeting shall be duly constituted and its proceedings valid provided that the Chairman of the General Meeting is satisfied that adequate facilities are available throughout the General Meeting to ensure that shareholders attending at all the meeting place are able to:

      (i)   participate in the business for which the meeting has been convened;

      (ii) hear all persons who speak (whether by the use of microphones, loudspeakers, audio-visual communications equipment or otherwise) in the principal meeting place and any satellite meeting place, and

      (iii) be heard by all other persons so present in the same way.


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      The Chairman of the General Meeting shall be present at, and the meeting shall be deemed to take place at, the principal meeting place.

26.   Chairman

      The Chairman, if any, of the Board shall preside as Chairman at every General Meeting of the Company. If there is no such Chairman, or if at any meeting he is not present within fifteen (15) minutes after the time fixed for holding the meeting or is unwilling to act as Chairman, the Vice Chairman (if any) shall if present and willing to act preside at such meeting but if the Chairman and Vice Chairman shall not be so present and willing to act the Directors present shall choose one of their number to act, or if there is only one Director present he shall be Chairman if willing to act. If there is no Director present and willing to act, the shareholders present and entitled to vote shall choose someone of their number to be Chairman. The office of Chairman shall not, by itself, entitle the holder thereof to vote at any General Meeting nor shall it entitle such holder to a second or casting vote (without derogating, however, from the rights of such Chairman to vote as a shareholder or proxy of a shareholder if, in fact, he is also a shareholder or such proxy).

27.   Adoption of Resolutions at General Meetings

      (a) Except as otherwise provided in these Articles and the Companies Law, a resolution of the Company in a General Meeting shall be deemed adopted if passed as an Ordinary Resolution.

      (b) Every question submitted to a General Meeting shall be decided by a show of hands, but if a written ballot is demanded by any shareholder present and entitled to vote at the meeting, the same shall be decided by such ballot. A written ballot may be demanded before the proposed resolution is voted upon or immediately after the declaration by the Chairman of the results of the vote by a show of hands. If a vote by written ballot is taken after such declaration, the results of the vote by a show of hands shall be of no effect, and the proposed resolution shall be decided by such written ballot. The demand for a written ballot may be withdrawn at any time before the same is conducted, in which event another shareholder may then demand such written ballot. The demand for a written ballot shall not prevent the continuance of the meeting for the transaction of business other than the question on which the written ballot has been demanded.

       (c) A declaration by the Chairman of the meeting that a resolution has been carried unanimously, or carried by a particular majority, or lost, and an entry to that effect in the minute book of the Company, shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favor of or against such resolution.

28.    Resolutions in Writing

       A resolution in writing signed by all shareholders of the Company then entitled to attend and vote at General Meetings or to which all such shareholders have given their written consent (by letter, facsimile (telecopier) telegram, telex, email or otherwise) shall be deemed to have been unanimously adopted by a General Meeting duly convened and held.

29.    Power to Adjourn

      (a) The Chairman of a General Meeting at which a quorum is present may, with the consent of the holders of a majority of the voting power represented in person or by proxy and voting on the question of adjournment (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place as the meeting shall determine. The Chairman of the meeting may, at his sole discretion and without the requirement for the consent of the meeting, adjourn or otherwise make alternative appropriate arrangements for any General Meeting at which in his opinion the venue arrangements cannot cater in an orderly fashion so as to enable the shareholders present adequately to hear, speak and vote on the matters before the meeting. Without prejudice to the generality of the foregoing, the Chairman of the meeting may in such circumstances direct that the meeting be held simultaneously in two or more venues connected for the duration of the meeting by audio or audio-visual links or in two or more consecutive sessions with the votes taken being aggregated or that it be adjourned to a later time on the same day or a later date at the same or any other venue.

      (b) Whenever a meeting is adjourned for 21 days or more, notice of the adjourned meeting shall be given in the same manner as in the case of an original meeting. Save as aforesaid, no shareholder shall be entitled to any notice of an adjournment or of the business to be transacted at any adjourned meeting.

      (c) No business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting as originally called.

30.   Voting Power

      Subject to the provisions of Article 31(a) and subject to any provision hereof conferring special rights as to voting, or restricting the right to vote, every shareholder shall have one vote for each share held by him of record, on every resolution, without regard to whether the vote thereon is conducted by a show of hands, by written ballot or by any other means.

31.   Voting Rights

      (a) No shareholder shall be entitled to vote at any General Meeting (or be counted as a part of the quorum thereat), unless all calls and other sums then payable by him in respect of his shares in the Company have been paid, but this Article shall not apply to separate General Meetings of the holders of a particular class of shares pursuant to Article 5(b).

      (b) A company or other corporate body being a shareholder of the Company may, by resolution of its directors, any other managing body thereof or its general manager, authorize any person to be its representative at any meeting of the Company. Any person so authorized shall be entitled to exercise on behalf of such shareholder all the powers which the latter could have exercised if it were an individual shareholder. Upon the request of the Chairman of the meeting, written evidence of such authorization (in form acceptable to the Chairman) shall be delivered to him.

      (c) Any shareholder entitled to vote may vote either personally, by proxy (who need not be a shareholder of the Company), by ballot (in accordance with the Companies Law), by a representative authorized pursuant to paragraph (b) of this Article (if the shareholder is a company or other corporate body) or by any other manner that the Company is required, under the Companies Law, to recognize.

      (d) If two or more persons are registered as joint holders of any share, the vote of the senior who tenders a vote, in person or by proxy, shall be accepted to the exclusion of the vote(s) of the other joint holder(s); and for this purpose seniority shall be determined by the order in which the names stand in the Register.

                                     PROXIES

32.   Instrument of Appointment

      (a) The instrument appointing a proxy shall be in writing and shall be substantially in the following form:

            "I ________________ (Name of Shareholder) of ________________
            (Address of Shareholder) being a shareholder of _________________(Name of the Company) hereby appoint
            ________________ (Name of Proxy) of ____________________ (Address of
            Proxy) as my proxy to vote for me and on my behalf at the General Meeting of the Company to be held on the ______ day of ________________ 20 __ and at any adjournment(s) thereof.

            Signed this _____ day of __________ 20__.

                                                       -------------------------
                                                       (Signature of Appointor)"

            or in any usual or common form or in such other form as may be approved by the Board. It shall be duly signed by the appointor or his duly authorized attorney or, if such appointor is a company or other corporate body, under its common seal or stamp or the hand of its duly authorized agent(s) or attorney(s).

      (b) The instrument appointing a proxy (and the power of attorney or other authority, if any, under which such instrument has been signed) shall either be delivered to the Company (at its Office, or at its principal place of business or at the offices of its registrar and/or transfer agent or at such place as the Board may specify) not less than 24 hours before the time fixed for the meeting at which the person named in the instrument proposes to vote. Notwithstanding the foregoing, the Chairman may, in his sole discretion, accept a proxy presented to him at a General Meeting.

33.   Effect of Death of Appointor or Revocation of Appointment

      Avote cast pursuant to an instrument appointing a proxy shall be valid notwithstanding the previous death of the appointing shareholder (or of his attorney-in-fact, if any, who signed such instrument), or the revocation of the appointment or the transfer of the share in respect of which the vote is cast, provided no written intimation of such death, revocation or transfer shall have been received by the Company or by the Chairman of the meeting before such vote is cast and, provided, further, that the appointing shareholder, if present in person at said meeting, may revoke the appointment by means of a writing, oral notification to the Chairman, or otherwise.

                               BOARD OF DIRECTORS

34.    Powers of Board

       (a)    In General

       The management of the business of the Company shall be vested in the Board, which may exercise all such powers and do all such acts and things as the Company is authorized to exercise and do, and are not hereby or by law required to be exercised or done by the Company in General Meeting or by the General Manager. The authority conferred on the Board by this
       Article 34 shall be subject to the provisions of the Companies Law, of these Articles and any regulation or resolution consistent with these Articles adopted from time to time by the Company in General Meeting, provided, however, that no such regulation or resolution shall invalidate any prior act done by or pursuant to a decision of the Board which would have been valid if such regulation or resolution had not been adopted.

       (b)    Borrowing Power

       The Board may from time to time, in its discretion, cause the Company to borrow or secure the payment of any sum or sums of money for the purposes of the Company, and may secure or provide for the repayment of such sum or sums in such manner, at such times and upon such terms and conditions in all respects as it thinks fit, and, in particular, by the issuance of bonds, perpetual or redeemable debentures, debenture stock, or any mortgages, charges, or other securities on the undertaking or the whole or any part of the property of the Company, both present and future, including its uncalled or called but unpaid capital for the time being.

       (c)    Reserves

       The Board may, from time to time, set aside any amount(s) out of the profits of the Company as a reserve or reserves for any purpose(s) which the Board, in its absolute discretion, shall think fit, and may invest any sum so set aside in any manner and from time to time deal with and vary such investments, and dispose of all or any part thereof, and employ any such reserve or any part thereof in the business of the Company without being bound to keep the same separate from other assets of the Company, and may subdivide or redesignate any reserve or cancel the same or apply the funds therein for another purpose, all as the Board may from time to time think fit.

       (d)    Contributions

       The Board may, from time to time, authorize the Company to make contributions in reasonable amounts for charitable, public or other worthy purposes which it deems appropriate.

35.   Delegation of Powers

      (a) The Board may delegate any or all of its powers, authorities and discretions to committees (except for those powers, authorities and discretions which, under the Companies Law, the Board is not authorized to delegate), each consisting of two or more persons (who are Directors), and it may from time to time revoke such delegation or alter the composition of any such committee. Any committee so formed (in these Articles referred to as a "Committee of the Board"), shall, in the exercise of the powers so delegated, conform to any regulations imposed on it by the Board. The meetings and proceedings of any such Committee of the Board shall, mutatis mutandis, be governed by the provisions herein contained for regulating the meetings of the Board, so far as not superseded by any regulations adopted by the Board under this Article. Unless otherwise expressly provided by the Board in delegating powers to a Committee of the Board, such Committee shall not be empowered to further delegate such powers. Without limiting the scope of the foregoing, the Board may delegate to a Committee of the Board its power, authority and discretion to approve transactions of the type referred to in Section 270(1) of the Companies Law.

      (b) Without derogating from the provisions of Article 49, the Board may from time to time appoint a Secretary to the Company, as well as officers, agents, employees and independent contractors, as the Board may think fit, and may terminate the service of any such person. The Board may, subject to the provisions of the Companies Law, determine the powers and duties, as well as the salaries and emoluments, of all such persons, and may require security in such cases and in such amounts as it thinks fit.

      (c) The Board may from time to time, by power of attorney or otherwise, appoint any person, company, firm or body of persons to be the attorney or attorneys of the Company at law or in fact for such purpose(s) and with such powers, authorities and discretions, and for such period and subject to such conditions, as it thinks fit, and any such power of attorney or other appointment may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit, and may also authorize any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

36.   Number of Directors

      The Board of the Company shall consist of such number of Directors (not less than five nor more than fifteen) as may be fixed, from time to time, by Ordinary Resolution of the Company.

37.   Election and Removal of Directors

      (a) Subject to the provisions of the Companies Law, the holders of a majority of the voting power represented at a General Meeting by person or by proxy and voting on the election of Directors at said Meeting shall be entitled to elect all or any of the Directors, may remove any Director(s) from office and may fill any vacancy, however created, in the Board.

      (b) All the Directors (other than, if any, the Directors referred to in paragraph (d) of this Article) shall be elected annually at the Annual General Meeting, by Ordinary Resolution. Each Director shall serve, subject to Article 40 hereof, and with respect to a Director appointed pursuant to Article 41 hereof, subject to such Article, until the Annual General Meeting next following the Annual General Meeting at which such Director was appointed, or his earlier removal pursuant to this Article 37.

      (c) Except for Directors whose term of office expires pursuant to paragraph (b) of this Article (including any Director appointed in the circumstances set out in this Article), no person shall be nominated for the office of a Director at an Annual General Meeting unless, not less than two weeks prior to the date set for such meeting, a notice signed by a shareholder entitled to participate and also present at the meeting with respect to which notice was given, indicating his intention of proposing a candidate to the office of a Director and accompanied with the written consent thereto of such candidate of his willingness to be appointed as a Director, was delivered to the Office.

      (d) To the extent required under the Companies Law, the Company shall appoint or arrange the election of at least two persons as External Directors. The appointment or election and removal of such Directors shall be made in accordance with the Companies Law.

      (e) Notwithstanding the provisions of this Article, no person shall be nominated or appointed to the office of a Director if such person is disqualified under the Companies Law from being appointed as a Director.

      (f) The Board may at any time appoint any other person as a Director, whether to fill a vacancy or whether in addition to those of their body but so that the total number of Directors shall not at any time exceed any maximum number (if any) fixed by or in accordance with these Articles. Any Director so appointed shall hold office until the first Annual General Meeting convened after such appointment and shall be eligible for re-election at such Annual General Meeting.

      (g) The period of service of a Director shall begin on the date of his election or appointment, provided however, that the terms of his appointment may provide for the period of service beginning at a later date.

      (h) Notwithstanding anything to the contrary in these Articles, the purchasers (and their permitted assigns) (collectively, the "Purchasers") under that certain Subscription Agreement dated as of December 6, 2001, among the Company, the Purchasers and G.L.E. Trust Services Ltd., as Escrow Agent (the "Subscription Agreement"), shall be entitled to directly appoint (by written notice to the Company) two Directors for so long as the Purchasers hold Ordinary Shares equal to at least 10% of the issued and outstanding Ordinary Shares (excluding treasury shares) and one Director for so long as the Purchasers hold Ordinary Shares equal to at least 5% of the issued and outstanding Ordinary Shares (excluding treasury shares) (the "Purchaser Directors"). Except as set forth below, the Purchaser Directors may be removed or replaced only by the Purchasers (by written notice to the Company). In the event of a change (a) in the number of Ordinary Shares held by the Purchasers or (b) in the number of Ordinary Shares issued and outstanding (excluding treasury shares), where such change would affect the number of Purchaser Directors if such number were to be recalculated following such change (collectively, a "Change"), the Purchasers shall, by written notice to the Company within two weeks following the Change, notify the Company of the new composition and number of the Purchaser Directors as necessitated by the Change. The non-Purchaser Directors of the Company (by a majority of such Directors voting on the matter) shall be authorized, in their absolute discretion, to allow the Purchaser Director(s) to remain on the Board of Directors despite such Change. Should the Change result in a reduction in the number of Purchaser Directors and the Purchasers fail to so notify the Company within two weeks following the Change, the Board shall be authorized, at its discretion, to remove any of the Purchaser Directors as necessitated by the Change. In addition, for so long as the Purchasers hold Ordinary Shares equal to at least 10% of the issued and outstanding Ordinary Shares (excluding treasury shares), the Purchasers shall have the right to propose that one Purchaser Director be named as Vice Chairman of the Board. Notwithstanding anything herein to the contrary, within 14 days' written notice thereof, (i) the appointment of any Purchaser Director may be rejected by the non-Purchaser Directors of the Company (by a majority of such Directors voting on the matter) in their reasonable discretion, and (ii) the proposal to name any Purchaser Director as Vice Chairman shall be subject to the approval of the non-Purchaser Directors of the Company (by a majority of such Directors voting on the matter) in their absolute discretion. The terms of compensation of the Vice Chairman shall be subject to the approval the non-Purchaser Directors of the Company (by a majority of such Directors voting on the matter) and to applicable law. The rights in this paragraph (h) shall expire at the commencement of the Company's Annual General Meeting for the year 2005 (i.e., held during the year
            2005), the agenda of which includes the election of Directors, and as long as they are so in force, the Purchasers shall have no voting rights in respect of the election of other Directors. Any rights of the Purchasers under this paragraph (h) shall be exercisable by Purchasers holding at least 75% of the total number of Ordinary Shares then held by the Purchasers. For purposes of this paragraph
            (h), the number of Ordinary Shares held by any Purchaser shall include only those Ordinary Shares purchased pursuant to the Subscription Agreement and any Ordinary Shares acquired by such Purchaser, within 60 days, to avoid dilution in its relative ownership percentage represented by such Ordinary Shares caused by an issuance of shares by the Company in connection with any equity financing or acquisition ("Anti-dilution Shares"). If purchasers of Anti-dilution Shares by the Purchasers during such 60-day period cause the holdings of the Purchasers to cross the requisite 5% or

            10% ownership threshold set forth above, then the Purchasers shall be entitled to reinstate their rights lost as a result of a Change by notifying the Company within 14 days of the end of such 60-day period of the identity of the proposed Purchase Director (and proposed Vice Chairman, if applicable), the number of Ordinary Shares purchased and the dates of such purchases and, at the request of the Company, providing satisfactory evidence of such purchases."

38.   Qualification of Directors

      No person shall be disqualified to serve as a Director by reason of his not holding shares in the Company or by reason of his having served as a Director in the past.

39.   Remuneration of Directors

      No Director shall be paid any remuneration by the Company for his services as Director except as may be approved pursuant to the provisions of the Companies Law.

40.   Vacation of Office

      (a) The office of a Director shall be vacated, ipso facto, (i) in the circumstances enumerated in the Companies Law, (ii) if he be declared legally incompetent or become or unsound mind, or (iii) upon his death.

      (b) The office of a Director shall be vacated by his written resignation. Such resignation shall become effective on the date fixed therein, or upon the delivery thereof to the Company, whichever is later.

41.   Continuing Directors in the Event of Vacancies

      In the event of one or more vacancies in the Board, the continuing Directors may continue to act in every matter and may temporarily fill such any vacancy, provided, however, that if they number less than a majority of the number provided for pursuant to Article 36 hereof, they may only act in an emergency, and may call a General Meeting of the Company for the purpose of electing Directors to fill any or all vacancies, so that at least a majority of the number of Directors provided for pursuant to Article 36 hereof are in office as a result of said meeting.

42.   Conflict of Interests

      (a) Subject to the provisions of the Companies Law, no Director shall be disqualified by virtue of his office from holding any office or place of profit in the Company or in any company in which the Company shall be a shareholder or otherwise interested, or from contracting with the Company as vendor, purchaser or otherwise, nor shall any such contract, or any contract or arrangement entered into by or on behalf of the Company in which any Director shall be in any way interested, be avoided, nor, other than as required under the Companies Law, shall any Director be liable to account to the Company for any profit arising from any such office or place of profit or realized by any such contract or arrangement by reason only of such Director's holding that office or of the fiduciary relations thereby established, but the nature of his interest, as well as any material fact or document, must be disclosed by him at the meeting of the Board at which the contract or arrangement is first considered, if his interest then exists, or, in any other case, no later than the first meeting of the Board after the acquisition of his interest.

      (b) Subject to the provisions of the Companies Law, the entering into of a transaction by the Company with an Office Holder or a third party in which an Office Holder has a personal interest (as more fully described in Section 270(1) of the Companies Law), which is not an "extraordinary transaction" shall, if such Office Holder is a Director or the General Manager, be approved in such manner as may be prescribed by the Board, from time to time, and in the absence of thereof, will require the approval of the Board. If such Office Holder is not a Director, then such transaction shall be approved in such manner as may be prescribed by the General Manager from time to time and in the absence of any such determination, with the approval of the General Manager, according to guidelines from the Board of Directors. 43. Alternate Directors

      (a) A Director may, by written notice to the Company, appoint a natural person who is not a Director as an alternate for himself (in these Articles referred to as "Alternate Director"), remove such Alternate Director and appoint another Alternate Director in place of any Alternate Director appointed by him whose office has been vacated for any reason whatsoever. Unless the appointing Director, by the instrument appointing an Alternate Director or by written notice to the Company, limits such appointment to a specified period of time or restricts it to a specified meeting or action of the Board, or otherwise restricts its scope, the appointment shall be for an indefinite period, and for all purposes.

      (b) Any notice given to the Company pursuant to paragraph (a) of this Article shall become effective on the date fixed therein, or upon the delivery thereof to the Company, whichever is later.

      (c) An Alternate Director shall have all the rights and obligations of the Director who appointed him, provided, however, that he may not in turn appoint an alternate for himself, and provided further that an Alternate Director shall have no standing at any meeting of the Board or any committee thereof while the Director who appointed him is present.

      (d) An Alternate Director shall alone be responsible for his own acts and defaults, and he shall not be deemed the agent of the Director who appointed him.

      (e) The office of an Alternate Director shall be vacated under the circumstances, mutatis mutandis, set forth in Article 40, and such office shall ipso facto be vacated if the Director who appointed such Alternate Director ceases to be a Director.

                            PROCEEDINGS OF THE BOARD

44.   Meetings

      (a) The Board may meet and adjourn its meetings and otherwise regulate such meetings and proceedings as the Directors think fit.

      (b) Any Director may at any time, and the Secretary, upon the request of such Director, shall, convene a meeting of the Board.

45.  Quorum

      (a) Until otherwise unanimously decided by the Board, a quorum at a meeting of the Board shall be constituted by the presence of a majority of the Directors then in office who are lawfully entitled to participate in the meeting (as conclusively determined by the Chairman of the Audit Committee, and in the absence of such determination - by the Chairman of the Board) but shall not be less than two. No business shall be transacted at a meeting of the Board unless the requisite quorum is present when the meeting proceeds to business.

      (b) A meeting of the Board at which a quorum is present shall be competent to exercise all the authorities, powers and discretions vested in or exercisable by the Board.

46.   Resolutions

      (a) A resolution proposed at any meeting of the Board shall be deemed adopted if approved by a majority of the Directors present when such resolution is put to a vote and voting thereon.

      (b) A resolution in writing signed by all Directors then in office and lawfully entitled to vote thereon (as conclusively determined by the Chairman of the Audit Committee, and in the absence of such determination, by the Chairman of the Board) or to which all such Directors have given their written consent (by letter, telegram, telex, facsimile (telecopier), email or otherwise, or by oral communication, by telephone or otherwise, provided that a written confirmation of such oral communication has been approved and signed by the Chairman of the Board) shall be deemed to have been unanimously adopted by a meeting of the Board duly convened and held.

47.   Chairman and Vice Chairman

      (a) The Board may from time to time elect or otherwise appoint one of its members to be the Chairman or Vice Chairman and determine the period for which each of them is to hold office.

      (b) The Chairman of the Board shall not have a second and deciding vote at any Board meeting.

      (c) The Chairman, or in his absence the Vice Chairman, shall preside at every meeting of the Board, but if there is no such Chairman or Vice Chairman, or if at any meeting one of them is not present within fifteen (15) minutes of the time fixed for the meeting, or if the Chairman or, if applicable, Vice Chairman is unwilling or unable to take the chair, the Directors present shall choose one of their number to be the chairman of such meeting.

48.   Validity of Acts Despite Defects

      All acts done bona fide at any meeting of the Board, or of a Committee of the Board, or by any person(s) acting as Director(s), shall, notwithstanding that it may afterwards be discovered that there was some defect in the appointment of the participants in such meetings or any of them or any person(s) acting as aforesaid, or that they or any of them were disqualified, be as valid as if there were no such defect or disqualification.

                                 GENERAL MANAGER

49.   General Manager

      (a) The Board may appoint a person, whether or not Directors, as General Manager of the Company and may appoint more than one person to such position. The Board may confer upon such person(s), and from time to time modify or revoke, such title(s) (including President, Chief Executive Officer or any similar or dissimilar title) and such duties and authorities of the Board as the Board may deem fit, subject to such limitations and restrictions as the Board may from time to time prescribe. Such appointment(s) may be either for a fixed term or without any limitation of time, and the Board may from time to time (subject to the provisions of the Companies Law and of any contract between any such person and the Company) fix his or their salaries and emoluments, remove or dismiss him or them from office and appoint another or others in his or their place or places.

      (b) Without limiting the foregoing, the General Manager shall have the power, authority and discretion to determine the compensation of certain Office Holders in accordance with policies approved by the Board.

                                     MINUTES

50.   Minutes

      (a) Minutes of each General Meeting and of each meeting of the Board and its committees shall be recorded and duly entered in books provided for that purpose. Such minutes shall, in all events, set forth the names of the persons physically present at the meeting and all resolutions adopted thereat.

      (b) Any minutes as aforesaid, if purporting to be signed by the chairman of the meeting or by the chairman of the next succeeding meeting, shall constitute prima facie evidence of the matters recorded therein.

      (c) Minutes shall be kept at the Office for the period and in the manner prescribed by the Companies Law.

                                    DIVIDENDS

51.    Declaration of Dividends

       The Board may from time to time declare, and cause the Company to pay, such dividends as may appear to the Board to be justified. The Board shall determine the time for payment of such dividends and the record date for determining the shareholders entitled thereto.

52.    [deleted]

53.    Amount Payable by Way of Dividends

       Subject to the rights of the holders of shares with special rights as to dividends, any dividend paid by the Company shall be allocated among the shareholders entitled thereto in proportion to their respective holdings of the shares in respect of which such dividend is being paid.

54.    Interest and Linkage

       No dividend shall carry interest or linkage against the Company.

55.    Payment in Specie

       Upon resolution by the Board, a dividend may be paid, wholly or partly, by the distribution of specific assets of the Company or by distribution of paid up shares, debentures or debenture stock of the Company or of any other companies or in any one or more of such ways.

56.    Capitalization of Profits, Reserves, etc.

       Upon resolution by the Board, the Company (i) may cause any moneys, investments, or other assets forming part of the undivided profits of the Company, standing to the credit of a reserve fund, or to the credit of a reserve fund for the redemption of capital, or to the credit of any capital fund, or in the hands of the Company and available for dividends, or representing premiums received on the issuance of shares and standing to the credit of the share premium account, to be capitalized and distributed among such of the shareholders as would be entitled to receive the same if distributed by way of dividend and in the same proportion, on the footing that they become entitled thereto as capital, or may cause any part of such capitalized fund to be applied on behalf of such shareholders in paying up in full, either at par or at such premium as the resolution may provide, any unissued shares or debentures or debenture stock of the Company which shall be distributed accordingly, in payment, in full or in part, of the uncalled liability on any issued shares or debentures or debenture stock; and (ii) may cause such distribution or payment to be accepted by such shareholders in full satisfaction of their interest in the said capitalized sum.

57.    Implementation of Powers under Articles 55 and 56

       For the purpose of giving full effect to any resolution under Articles 55 or 56, and without derogating from the provisions of Article 6(b) hereof, the Board may settle any difficulty which may arise in regard to the distribution as it thinks expedient, and, in particular, may issue fractional certificates, and may fix the value for distribution to any shareholders upon the footing of the value so fixed, or that fractions of less value than the nominal value of one share may be disregarded in order to adjust the rights of all parties, and may vest any such cash, shares, debentures, debenture stock or specific assets with trustees upon such trusts for the persons entitled to the dividend or capitalized fund as may seem expedient to the Board. Where requisite, a proper contract shall be filed in accordance with Section 291 of the Companies Law, and the Board may appoint any person to sign such contract on behalf of the persons entitled to the dividend or capitalized fund.

58.    Deduction from Dividends

       The Board may deduct from any dividend or other moneys payable to any shareholder in respect of a share any and all sums of money then due and payable by him to the Company on account of calls.


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


59.    Retention of Dividends

       (a) The Board may retain any dividend or other moneys payable or property distributable in respect of a share on which the Company has a lien, and may apply the same in or toward satisfaction of the debts, liabilities, or engagements in respect of which the lien exists.

       (b) The Board may retain any dividend or other moneys payable or property distributable in respect of a share in respect of which any person is, under Articles 19 or 20, entitled to become a shareholder, or which any person is, under said Articles, entitled to transfer, until such person shall become a shareholder in respect of such share or shall transfer the same.

60.    Unclaimed Dividends

       All unclaimed dividends or other moneys payable in respect of a share may be invested or otherwise made use of by the Board for the benefit of the Company until claimed. The payment by the Directors of any unclaimed dividend or such other moneys into a separate account shall not constitute the Company a trustee in respect thereof. The principal (and only the principal) of an unclaimed dividend or such other moneys shall be, if claimed, paid to a person entitled thereto. Any dividend or other sum remaining unclaimed for a period of 7 years after having been declared shall be forfeited and shall revert to the Company.

61.    Mechanics of Payment

       Any dividend or other moneys payable in cash in respect of a share may be paid by check or warrant sent through the post to, or left at, the registered address of the person entitled thereto or by transfer to a bank account specified by such person (or, if two or more persons are registered as joint holders of such share or are entitled jointly thereto in consequence of the death or bankruptcy of the holder or otherwise, to any one of such persons or to his bank account), or to such person and at such address as the person entitled thereto may by writing direct. Every such check or warrant shall be made payable to the order of the person to whom it is sent, or to such person as the person entitled thereto as aforesaid may direct, and payment of the check or warrant by the banker upon whom it is drawn shall be a good discharge to the Company.

62.    Receipt from a Joint Holder

       If two or more persons are registered as joint holders of any share, or are entitled jointly thereto in consequence of the death or bankruptcy of the holder or otherwise, any one of them may give effectual receipts for any dividend or other moneys payable or property distributable in respect of such share.

                                    ACCOUNTS

63.    Books of Account

       The Board shall cause accurate books of account to be kept in accordance with the provisions of the Companies Law and of any other applicable law. Such books of account shall be kept at the Office, or at such other place or places as the Board may think fit, and they shall always be open to inspection by all Directors. No shareholder, not being a Director, shall have any right to inspect any account or book or other similar document of the Company, except as conferred by law or authorized by the Board or by Ordinary Resolution.

64.    Audit

       At least once in every fiscal year the accounts of the Company shall be audited and the correctness of the profit and loss account and balance sheet certified by one or more duly qualified auditors.

65.    Auditors

       The appointment, authorities, rights and duties of the auditor(s) of the Company, shall be regulated by applicable law. The Audit Committee of the Company shall have the authority to fix, in its discretion, the remuneration of the auditor(s) for their auditing services.


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


                              ADDITIONAL REGISTERS

66.    Additional Registers

       Subject to and in accordance with the provisions of the Companies Law and to all orders and regulations issued thereunder, the Company may cause additional registers to be kept in any place outside Israel as the Board may think fit, and, subject to all applicable requirements of law, the Board may from time to time adopt such rules and procedures as it may think fit in connection with the keeping of such additional registers.

                          RIGHTS OF SIGNATURE AND STAMP

67.    Rights of Signature, Stamp and Seal

      (a) The Board shall be entitled to authorize any person or persons (who need not be Directors) to act and sign on behalf of the Company, and the acts and signature of such person(s) on behalf of the Company shall bind the Company insofar as such person(s) acted and signed within the scope of his or their authority.

      (b)   The Company shall have at least one official stamp.

      (c) The Board of Directors may provide for a seal. If the Board of Directors so provides, it shall also provide for the safe custody thereof. Such seal shall not be used except by the authority of the Board of Directors and in the presence of the person(s) authorized to sign on behalf of the Company, who shall sign every instrument to which such seal is affixed.

                                     NOTICES

68.   Notices

      (a) Any written notice or other document may be served by the Company upon any shareholder either personally or by sending it by prepaid mail (air mail if sent internationally) or by cablegram, telex, facsimile (telecopier) or email addressed to such shareholder at his address as described in the Register or such other address as he may have designated in writing for the receipt of notices and other documents. Such designation may include a broker or other nominee holding shares at the instruction of the shareholder. Proof that an envelope containing a notice was properly addressed, stamped and posted shall be conclusive evidence that notice was given. A declaration of an authorized person on behalf of the stock transfer agent of the Company or other distribution agent stating that a notice was mailed to a shareholder will suffice as proof of notice for purposes of this Article.

      (b) Any written notice or other document may be served by any shareholder upon the Company by tendering the same in person to the Secretary or the General Manager of the Company at the principal office of the Company or by sending it by any of the means provided for in Article 68(a) to the Company at its Office.

      (c) Any notice of General Meeting shall be deemed to be properly served by the Company on the date of mailing (when initially sent by mail) or on the date of transmission (when initially sent via cablegram, telex, facsimile (telecopier) or email and confirmed by mail), irrespective of the date upon which it was actually received, provided mailing, transmission (by any of the aforesaid means) or tendering in person to such shareholder commenced or took place at least 21 days prior to the date upon which the said General Meeting is to be held.

      (d) Subject to paragraph (c) above, any notice or other document referred to in this Article shall be deemed to have been served 48 hours after it has been mailed (seven days if sent internationally), or when actually tendered in person, or 24 hours after sent by cablegram, telex, facsimile (telecopier) or email.


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


      (e) The date of mailing, actual transmission, delivery or publication and the date of the meeting shall be counted as part of the days comprising any notice period. If a notice is, in fact, received by the addressee, it shall be deemed to have been duly served, when received, notwithstanding that it was received sooner than provided herein, defectively addressed or failed, in some other respect, to comply with the provisions of this Article.

      (f) All notices to be given to the shareholders shall, with respect to any share to which persons are jointly entitled, be given to whichever of such persons is named first in the Register, and any notice so given shall be sufficient notice to the holders of such share.

      (g) Any shareholder whose address is not described in the Register, and who shall not have designated in writing an address for the receipt of notices, shall not be entitled to receive any notice from the Company.

      (h) Notwithstanding anything to the contrary herein, notice by the Company of a General Meeting which is published:

            (i) in two daily newspapers in the State of Israel shall be deemed to have been duly given on the date of such publication to any shareholder whose address as registered in the Register (or as designated in writing for the receipt of notices and other documents) is located in the State of Israel.

            (ii) in one daily newspaper in the City of New York and in one international wire service shall be deemed to have been duly given on the date of such publication to any shareholder whose address as registered in the Register (or as designated in writing for the receipt of notices and other documents) is located outside the State of Israel.

                             INSURANCE AND INDEMNITY

69.   Insurance, Indemnity and Exculpation

      (a) Subject to the provisions of the Companies Law, the Company may enter into a contract for the insurance of all or part of the liability of an Office Holder with respect to an obligation imposed on such Office Holder due to an act performed by him in his capacity as an Office Holder of the Company arising from any of the following:

            (i) a breach of his duty of care to the Company or to another person;

            (ii) a breach of his duty of loyalty to the Company, provided that the Office Holder acted in good faith and had reasonable cause to assume that such act would not prejudice the interests of the Company;

            (iii) a financial obligation imposed on such Office Holder in favor of another person;

      (b) Subject to the provisions of the Companies Law, the Company may undertake to indemnify an Office Holder in respect of an obligation or expense specified below that may be imposed on such Office Holder due to an act performed by him in his capacity as an Office Holder) as follows:

            (i) a financial obligation imposed on an Office Holder in favor of another person by a court judgment, including a compromise judgment or an arbitrator's award which has been confirmed by a court;

            (ii) reasonable litigation costs, including lawyers' fees, expended by an Office Holder or which were imposed on an Office Holder by a court in proceedings instituted against him by the Company or in its name or by any other person or in a criminal charge on which he was acquitted or in a criminal charge on which he was convicted for a criminal offense that does not require proof of criminal intent.

      The Company may undertake to indemnify an Office Holder as aforesaid (aa) prospectively, provided that the undertaking is limited to categories of events which in the opinion of the Board can be foreseen when the


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


      undertaking to indemnify is given, and to an amount set by the Board as reasonable under the circumstances and (bb) retroactively.

      (c) the Company may, in advance, exculpate an Office Holder from all or some of his responsibility for damage resulting from the Office Holder's breach of his duty of care to the Company.

      (d) The foregoing provisions of this Article are not intended, and shall not be interpreted, to restrict the Company in any manner in respect of (i) the procurement of insurance, the indemnification or the release in connection with any person who is not an Office Holder, including, without limitation, any employee, agent, consultant or contractor of the Company who is not an Office Holder, and/or (ii) the procurement of insurance or the indemnification in connection with any Office Holder to the extent that such insurance and/or indemnification is not specifically prohibited under law; provided that the procurement of any such insurance and/or the provision of any such indemnification shall be approved by the Board and, where required, by the Audit Committee.

                                   WINDING UP

70.    Winding Up

       If the Company be wound up, then, subject to applicable law and to the rights of the holders of shares with special rights upon winding up, the assets of the Company available for distribution among the shareholders shall be distributed to them in proportion to the nominal value of their respective holdings of the shares in respect of which such distribution is being made.

                                    AMENDMENT

71.    Amendment

      These Articles of Association may be amended by the shareholders by means of a Special Resolution.


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